Exhibit 10.2

Cerus Corporation

Amended and Restated Non-Employee Director Compensation Policy

Effective: January 1, 2012

Amended by Compensation Committee: February 13, 2014

Approved by Board of Directors: February 14, 2014

Amended by Board of Directors: April 19, 2017

Each member of the Board of Directors (the “Board”) of Cerus Corporation (“Cerus”) who is not also serving as an employee of Cerus or any of its affiliates (each such member, a “Director”) will receive the compensation set forth in this Cerus Corporation Amended and Restated Non-Employee Director Compensation Policy (this “Policy”) for his or her Board service, as applicable.

Annual Cash Compensation

The annual cash compensation set forth below is payable to each Director, as applicable, in equal quarterly installments, payable in advance during the first 30 days of each quarter in which the service will occur.  If a Director joins the Board, or becomes Chairman of the Board or a Chairman or other member of any of the committees of the Board set forth below, in each case at a time other than effective as of the first day of the calendar year, each applicable element of the annual cash compensation set forth below will be pro-rated based on days served in the applicable calendar year, with the pro-rated amount paid for the first quarter in which the Director provides the service (payable not later than 30 days after the Director commences such service), and regular full quarterly amounts paid thereafter. The annual cash compensation is vested upon payment.

1.	Annual Cash Retainer:

a.Chairman of the Board: $62,500

b.All other Directors: $40,000

2.	Committee Chair Service Fee:

a.Chairman of the Audit Committee: $26,000

b.Chairman of the Compensation Committee: $15,000

c.Chairman of the Nominating and Corporate Governance Committee: $10,000

3.	Committee Member (non-Chair) Service Fee:

a.Audit Committee: $13,000

b.Compensation Committee: $8,000

c.Nominating and Corporate Governance Committee: $6,000

1.

Equity Compensation

The equity compensation set forth below will be granted under the Cerus Corporation Amended and Restated 2008 Equity Incentive Plan (the “Plan”).  All stock options granted pursuant to this Policy will be non-statutory stock options, with an exercise price per share equal to 100% of the “Fair Market Value” (as defined in the Plan) of the underlying Cerus common stock on the date of grant, and a term of not more than ten (10) years from the date of grant.  All equity awards granted pursuant to this Policy will be made automatically in accordance with the terms of this Policy and the Plan, without the need for any additional corporate action by the Board or the Compensation Committee of the Board.  All equity awards granted pursuant to this Policy will become fully vested immediately prior to a “Change in Control” (as defined in the Plan), subject to the Director’s “Continuous Service” (as defined in the Plan) through such time.

1.

Annual Grant, Non-Chair: On the date of each of Cerus’ Annual Meetings of Stockholders (each, an “Annual Meeting”), each Director, other than the Chairman of the Board, will be granted the following equity awards, provided that such individual is a Director on such date and will be continuing as a Director immediately following such date:

(a) a stock option for the number of shares of Cerus common stock equal to (i) $50,000, divided by (ii) the Black-Scholes value of a stock option share, determined using the average daily closing sales price per share of Cerus common stock for the thirty (30) market trading days immediately prior to the grant date (the “Average 30-Day Price”), with the resulting number rounded down to the nearest whole share, with such stock option vesting in twelve (12) equal monthly installments following the date of grant, provided that the final vesting date will be the earlier of (x) the first anniversary of the date of grant or (y) the day prior to the next Annual Meeting, subject to the Director’s Continuous Service through the applicable vesting date; and

(b) a restricted stock unit award (“RSU”) for the number of shares of Cerus common stock equal to (i) $50,000, divided by (ii) the Average 30-Day Price, with the resulting number rounded down to the nearest whole share, with 100% of the shares subject to such RSU vesting on the earlier of (x) the first anniversary of the date of grant or (y) the day prior to the next Annual Meeting, subject to the Director’s Continuous Service through the applicable vesting date.

2.

Annual Grant, Chair: On the date of each Annual Meeting, the Chairman of the Board will be granted the following equity awards, provided that such individual is a Director and the Chairman of the Board on such date and will be continuing as a Director and the Chairman of the Board immediately following such date:

(a) a stock option for the number of shares of Cerus common stock equal to (i) $62,500, divided by (ii) the Black-Scholes value of a stock option share, determined using the Average 30-Day Price, with the resulting number rounded down to the nearest whole share, with such stock option vesting in twelve (12) equal monthly installments following the date of grant, provided that the final vesting date will be the earlier of (x) the first anniversary of the date of grant or (y) the day prior to the next Annual Meeting, subject to the Director’s Continuous Service through the applicable vesting date; and

2.

(b) an RSU for the number of shares of Cerus common stock equal to (i) $62,500, divided by (ii) the Average 30-Day Price, with the resulting number rounded down to the nearest whole share, with 100% of the shares subject to such RSU vesting on the earlier of (x) the first anniversary of the date of grant or (y) the day prior to the next Annual Meeting, subject to the Director’s Continuous Service through the applicable vesting date.

3.